UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2011
Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-12055	34-1371693

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-05555

(Address of principal executive offices)	(Zip Code)
(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 28, 2011, Farmers National Banc Corp. (the “Company”) entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers (each an “Indemnitee”). Under the Indemnification Agreements, the Company has agreed to indemnify each Indemnitee against expenses actually and reasonably incurred in relation to any claim against Indemnitee that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal, as to which Indemnitee was, is, or is threatened to be made a party, to the fullest extent permitted by Ohio law and the Company’s corporate governance documents (subject to certain exclusions). In addition, the Indemnification Agreements provide that the Company shall maintain liability insurance for each Indemnitee and shall be required to pay expenses incurred by Indemnitee related to such indemnified actions, suits or proceedings (subject to certain exclusions). The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Indemnification Agreements, a form of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     On April 28, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) for the purposes of: (i) electing three directors for a term expiring at the 2014 Annual Meeting of Shareholders; (ii) ratifying the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) approving a non-binding advisory vote regarding the compensation of the Company’s named executive officers as disclosed in its proxy statement; (iv) conducting a non-binding advisory vote recommending the frequency of conducting an advisory vote on the Company’s executive compensation; (v) adopting a proposal to amend Article XIII of the Company’s Articles of Incorporation, as amended (the “Articles”), to eliminate pre-emptive rights; and (vi) adopting a proposal to amend Article II, Section 6, of the Company’s Amended Code of Regulations (the “Regulations”) to provide that a quorum for purposes of a shareholder meeting shall consist of not less than one-third of the Company’s common shares entitled to vote at the meeting. As of the close of business on February 28, 2011, the record date for the 2011 Annual Meeting, 18,646,035 common shares were outstanding and entitled to vote. At the Annual Meeting, 14,908,854, or approximately 79.96%, of the outstanding common shares entitled to vote were represented in person or by proxy.
     The results of the voting at the 2011 Annual Meeting are as follows:
1.	The three nominees for director were elected to serve a three-year term ending at the 2014 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Gregory C. Bestic	12,798,713	745,444	1,364,697
John S. Gulas	12,726,116	818,041	1,364,697
Ronald V. Wertz	12,736,126	808,031	1,364,697

2.	The selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was ratified:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,379,329	272,558	256,967	0
3.	By the following vote, the shareholders approved an advisory vote on the 2010 compensation paid to the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,496,187	1,638,355	409,615	1,364,696
4.	Shareholders recommended, on an advisory basis, the frequency for holding future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
11,825,349	464,583	891,339	362,886	1,364,697
     Based on these results, the Company’s Board of Directors has adopted a policy to hold an annual advisory vote on the Company’s executive compensation program.
5.	By the following vote, the shareholders did not approve the proposal to amend Article XIII of the Articles to eliminate pre-emptive rights:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,523,833	1,845,753	174,571	1,364,697
6.	By the following vote, the shareholders adopted the proposal to amend Article II, Section 6, of the Regulations to provide that a quorum for purposes of a shareholder meeting shall consist of not less than one-third of the Company’s common shares entitled to vote at the meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,359,707	1,307,570	241,577	0
     A copy of the press release issued by the Company relative to the 2011 Annual Meeting is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit
Number	Description
10.1	Farmers National Banc Corp. Form of Indemnification Agreement (filed herewith).
99.1	Press Release, dated April 29, 2011 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.
By:	/s/ Carl D. Culp
Carl D. Culp
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 29, 2011